Exhibit 10.132

March 3, 2011

Oded Golan

c/o Comverse Ltd.

29 Habarzel Street

Tel Aviv, Israel 69710

Re: Amendment to Employment Agreement.

WHEREAS, you serve as Senior Vice President, Business Trasformation;

WHEREAS, Comverse Ltd. and you desire to amend and revise the terms of your employment to the extent set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, you and Comverse Ltd. hereby agree as follows:

This letter (the “Amendment Letter”) amends that certain EMPLOYMENT OFFER LETTER, dated June 15, 2011 (the “Agreement”), by and between you (the “Executive”) and Comverse Ltd., a corporation existing under the laws of Israel (“Company”). Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

1. The undersigned hereby agrees with you that:

(a)	Section 1 shall be amended by deleting it in its entirety and replacing the first paragraph of Section 1 with the following:

“Employment Terms. The Company and the Executive agree that, effective June 27, 2010 (the “Commencement Date”), the Executive will serve as a Senior Vice President, Business Transformation of the Company, reporting to the Chief Executive Officer of the Company (“CEO”) and performing such tasks as are usually and customarily performed by persons holding such a title and as assigned to the Executive by the CEO. As of March 1, 2011, the Executive’s annual base salary will be approximately $320,000 and the Executive’s initial gross monthly base salary will be 96,581 NIS monthly, less lawful deductions, payable in accordance with the regular payroll practices of the Company. Thereafter, the Executive’s annual base salary will be reviewed no less frequently than annually and cost-of-living increases will be added to this amount, in accordance with the general collective agreements in Israel concerning cost-of-living increases. The Executive will be eligible for an annual on-target bonus of $220,000 and a maximum bonus of up to $440,000, based upon the achievement of objectives to be set forth in the Company’s bonus plan. Any bonuses shall be payable in the fiscal year following the applicable fiscal year when bonuses are customarily payable under the Company’s regular payroll practices”

(b)	Section 2 shall be amended by replacing the reference to “75%” to “100%”.”

(c)	Section 4(b) shall be amended by deleting the reference to “six month anniversary” and replacing it with “nine month anniversary.”

(d)	Section 4(c)(v) shall be amended by deleting the reference to “fifty percent (50%)” and replacing it with “seventy-five percent (75%).”

2. All references in the Agreement to “this Agreement,” and to all other words referring to the Agreement (such as “herein,” “hereto,” “herewith” and “hereunder”), shall be deemed to mean and refer to the Agreement, as amended by this Amendment Letter. This Amendment Letter shall effect appropriate revisions to cross-references throughout the Agreement to reflect the amendments set forth herein.

3. Miscellaneous.

(a) No omission or delay by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege.

(b) This Amendment Letter may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(c) Except as otherwise provided or referred to herein, the Agreement, as amended by this Amendment Letter, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof, including the provisions of all other prior agreements, plan, corporate policies and practices, as well as any other unwritten applicable obligation, concerning the effect of a termination of employment on the relationship between the Company and the Executive. This Amendment Letter may not be amended, except by a written instrument hereafter signed by each of the parties hereto.

(d) This Amendment Letter and the performance hereof shall be construed and governed in accordance with the laws of the State of Israel exclusively. Any court action instituted by Executive or on his behalf or by the Company relating in any way to this Agreement shall be filed in a labor court in Israel and the parties consent to the jurisdiction and venue of these courts in any such jurisdiction.

(e) This Amendment Letter does not and shall not be construed as a guarantee of continued employment of the Executive by the Company for any period of time. The Executive understands and acknowledges that he is an employee “at-will” and that either he or the Company may terminate the employment relationship between them at any time and for any lawful reason.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AMENDMENT LETTER AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AMENDMENT LETTER.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

COMVERSE LTD.

By:	/s/ Shefali Shah
	Name:	Shefali Shah
	Title:	Director

ACKNOWLEDGEMENT AND AGREEMENT as of this March 3, 2011

EXECUTIVE

/s/ Oded Golan
Oded Golan